Exhibit 10.9
CONCENTRIX CORPORATION
CHANGE OF CONTROL SEVERANCE PLAN
Effective as of December 1, 2020
Concentrix Corporation (including any “Successor Entity” as defined in Section 5, the “Company”) adopts this Change of Control Severance Plan (this “Plan”) with the intent of assuring that it and its direct and indirect subsidiaries will have the benefit of continuity of management in the event of any actual or threatened change of control. Certain capitalized terms used in this Plan are defined in Section 1 below.
1. Definitions of Terms. The following terms referred to in this Plan shall have the following meanings:
(a) Average Compensation. “Average Compensation” means the average of a Participant’s gross annual compensation, exclusive of any income relating to Company stock, as reported on the Participant’s W-2 for the three most recent years ending on or before the Date of Termination (excluding any such year in which the Participant was not employed, and annualizing compensation for any such year in which Participant was employed a partial year). “Average Monthly Compensation” means one-twelfth (1/12) of Average Compensation.
(b) Cause. “Cause” means (i) commission of a felony, an act involving moral turpitude, or an act constituting common law fraud, and which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; (ii) intentional or willful misconduct or refusal to follow the lawful instructions of the Board of Directors of the Company (the “Board”); or (iii) intentional breach of Company confidential information obligations which has an adverse effect on the Company or its affiliates or stockholders. For these purposes, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.
(c) Change of Control. “Change of Control” means the occurrence of any of the following events:
(i) A change in the composition of the Board occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:
(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or
(B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or
(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or
(iii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or
(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets.
For purposes of subsection (c)(i) above, the term “look-back” date shall mean the later of (1) December 1, 2020 or (2) the date 24 months prior to the date of the event that may constitute a Change of Control.
For purposes of subsection (c)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a parent or subsidiary of the Company and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
Any other provision of this Section 1(c) notwithstanding, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(d) Involuntary Termination. “Involuntary Termination” means:
(i) without such Participant’s express written consent, a reduction of the Participant’s title, authority, duties, position or responsibilities relative to the Participant’s title, authority, duties, position or responsibilities in effect immediately prior to such reduction;
(ii) without such Participant’s express written consent, a reduction by the Company of the Participant’s base salary or bonus opportunity as in effect immediately prior to such reduction;
(iii) without such Participant’s express written consent, the relocation of the Participant’s principal place of employment to a facility or a location more than fifty (50) miles from his or her current location;
(iv) without such Participant’s express written consent, any purported termination of the Participant by the Company which is not effected for Cause or by reason of death or disability; or
(v) the failure of the Company to obtain the assumption of this Plan by any successors contemplated in Section 5 below.
(e) Termination Date. “Termination Date” means the effective date of any notice of termination of the Participant’s employment.
2. Eligibility. Those employees of the Company who have the title of Executive Vice President, Senior Vice President, Group Vice President or Vice President and whose principal place of employment is in the United States (each, a “Participant”) shall be eligible for benefits, subject to the terms and conditions of the Plan, until the date he or she ceases to be employed in such position by the Company; provided, that a Participant who ceases to be employed by the Company under circumstances giving rise to benefits under the Plan shall continue to be treated as a Participant with respect to such benefits until they have been paid or provided in full.
3. At-Will Employment. Each Participant’s employment is and shall continue to be at-will, as defined under applicable law.
4. Severance Benefits.
(a) Involuntary Termination in Connection with a Change of Control. If a Participant’s employment with the Company terminates as a result of an Involuntary Termination at any time within twelve (12) months after a Change of Control or within two (2) months on or before a Change of Control, and such Participant signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company, then in lieu of any other severance benefits to which the Participant may be entitled under any Company plan or policy, such Participant shall be entitled to the following severance benefits:
(i) in the case of a Participant who is an Executive Vice President of the Company (each, a “Level 1 Participant”), salary continuation for eighteen (18) months at such Participant’s rate of Average Monthly Compensation, plus an additional month for each year of service completed by the Participant in excess of eighteen (18) years, subject to a maximum of twenty-four (24) months of Average Monthly Compensation, less applicable withholding;
(ii) in the case of a Participant who is a Senior Vice President of the Company (each, a “Level 2 Participant”), salary continuation for twelve (12) months at such Participant’s rate of Average Monthly Compensation, plus an additional month for each year of service completed by the Participant in excess of twelve (12) years, subject to a maximum of eighteen (18) months of Average Monthly Compensation, less applicable withholding;
(iii) in the case of a Participant who is a Group Vice President or a Vice President of the Company (each, a “Level 3 Participant”), salary continuation for three (3) months at such Participant’s rate of Average Monthly Compensation, plus an additional month for each year of service completed by the Participant in excess of three (3) years, subject to a maximum of twelve (12) months of Average Monthly Compensation, less applicable withholding; and
(iv) reimbursement by the Company of the group health continuation coverage premiums for the Participant and the Participant’s eligible dependents under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or comparable provisions of state law (“COBRA”) for (A) twenty-four (24) months from the Termination Date in the case of a Level 1 Participant (provided that reimbursement after eighteen (18) months shall be based upon the most recent premium rate then in effect, if COBRA is not available after eighteen (18) months), (B) twelve (12) months from the Termination Date in the case of a Level 2 Participant or (C) six (6) months from the Termination Date in the case of a Level 3 Participant; provided, however, that the Company’s obligations shall terminate when the Participant becomes covered under another group health plan, and that each Participant will be solely responsible for electing such COBRA coverage within the required time period.
(b) Accrued Wages and Vacation; Expenses. Without regard to the reason for, or the timing of, a Participant’s termination of employment: (i) the Company shall pay such Participant any unpaid wages due for periods prior to the Termination Date; (ii) the Company shall pay such Participant all of the Participant’s accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Participant, the Company shall reimburse such Participant for all expenses reasonably and necessarily incurred by the Participant in connection with the business of the Company prior to the Termination Date. These payments shall be made promptly upon termination and within the period of time mandated by law.
(c) Section 409A. The receipt of any severance benefits pursuant to Section 4(a) will be subject to the Participant signing and not revoking a standard release of claims with the Company in a form acceptable to the Company within such period of time as the Company may require, but not to exceed 60 days following the later of the Participant’s termination of employment or the Change of Control. Subject to the foregoing sentence, any severance benefits due pursuant to this Agreement will commence to be paid or provided on or before the 90th day following the later of the Participant’s termination of employment or the Change of Control, as determined in the sole discretion of the Company.
In addition, the provisions of this Plan which require the commencement of payments or benefits subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”) upon a termination of employment shall be interpreted to require that the Participant have a “separation from service” with the Company (as such term is defined in Treasury Regulations issued under Section 409A), and notwithstanding anything in the Plan to the contrary, the Company shall delay the commencement of payments or benefits until the earlier of (i) the first day after the six-month anniversary of the date of the Participant’s separation from service, or (ii) the date of the Participant’s death, if the Company in good faith determines that the Participant is a “specified employee” (as such term is defined under Code Section 409A) at the time of such separation from service and that such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A of the Code. Upon the expiration of the deferral period, all payments and benefits deferred pursuant to this Section 4(c) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under the Plan shall be paid or provided in accordance with the normal payment dates specified for them herein. Any series of payments or benefits provided under the Plan shall for all purposes of Code Section 409A be treated as a series of separate payments and not as a single payment. The provisions of this Section 4(c) are intended to comply with Code Section 409A and shall be interpreted consistent therewith.
5. Successors.
(a) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the Company’s obligations under this Plan and agree expressly to perform the Company’s obligations under this Plan in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Plan, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Plan by operation of law.
(b) Participant’s Successors. Without the written consent of the Company, a Participant shall not assign or transfer this Plan or any right or obligation under this Plan to any other person or entity. Notwithstanding the foregoing, the terms of this Plan and all rights of a Participant hereunder shall inure to the benefit of, and be enforceable by, a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
6. Notices.
(a) General. Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of a Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.
(b) Notice of Termination. Any termination by the Company for Cause or by a Participant as a result of an Involuntary Termination shall be communicated by a notice of termination given in accordance with this Section 6. Such notice shall indicate the specific termination provision in this Plan relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the Termination Date (which shall be not more than thirty (30) days after the giving of such notice).
7. Miscellaneous Provisions.
(a) Payment Obligations Absolute. Upon termination of employment described in Section 4, the Company’s obligations to pay the severance benefits described in Section 4 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of the Plan.
(b) Limited Effect. Nothing herein or in any Plan Agreement shall be construed as giving any Participant a right of continued employment or as limiting the Employer’s right to terminate a Participant’s employment, subject, in the case of any such termination described in Section 4, to the payment of the benefits described in Section 4.
(c) Amendment and Termination. The Board may amend or terminate the Plan at any time prior to a Change of Control by resolution adopted by at least two-thirds of the Board; provided, however, that no such amendment or termination shall reduce the benefits previously earned by a Participant without his or her express written consent.
(d) Withholding. All payments and benefits hereunder shall be subject to reduction for applicable tax withholdings.
(e) Choice of Law. The validity, interpretation, construction and performance of this Plan shall be governed by the internal substantive laws, but not the conflicts of law rules, of the State of California.
(f) Severability. The invalidity or unenforceability of any provision or provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
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    To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the same.

    Concentrix Corporation

    By: /s/ Steven L. Richie
    Name: Steven L. Richie
    Title: Executive Vice President, Legal
    Date: December 1, 2020